SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          July 5, 2000

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281




                                      N/A

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       (Former name or former address, if changed since last report.)


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Item 5.  Other Events

On July 5, 2000, Reinhold Industries, Inc. of Santa Fe Springs, California, announced a 10% stock dividend for its shareholders.

The Board of Directors has approved a 10% dividend, payable in additional shares of the Company, to its shareholders of record as of July 11, 2000. The dividend will be paid on or about July 28, 2000. Those dividends calculated to be fractional shares will be paid in cash.

"The Board is extremely pleased to be able to make this announcement to our shareholders" said Michael T. Furry, president and CEO of Reinhold. "This is our first dividend since becoming a stand-alone public entity in 1996. In addition, we recently applied to NASDAQ for a national listing of our stock. We hope these actions will inform others of the profitable growth of the Company over the last four years and begin to positively impact our share price."

Reinhold Industries, Inc. is a manufacturer of advanced custom composite components, sheet molding compounds, and graphic arts and industrial rollers for a variety of applications in the United States and Europe.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REINHOLD INDUSTRIES, INC.
                                      (Registrant)




 Date: July 5, 2000                  By:  /s/ Brett R. Meinsen
                                          Brett R. Meinsen
                                          Vice President -
                                          Finance & Administration